UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2006

HERCULES OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51582	56-2542838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Greenway Plaza, Suite 2950 Houston, Texas	77046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 979-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During the night of November 15, 2006, one of our 230-foot class liftboats, Tigershark, was damaged and set adrift during a storm off the coast of Louisiana. The crew was safely evacuated. We have located the liftboat afloat in the Gulf of Mexico, and we are in the process of securing the vessel. Although we have not been able to conduct a complete survey of the vessel in order to determine the extent of the damage to it, based on an initial visual inspection, the vessel’s hull and topside equipment appear to be intact. Therefore, at this time we anticipate that the vessel will not be declared a constructive total loss under our insurance policies.

The total insured value of the vessel is $15 million, subject to customary deductibles and conditions. The carrying value of the vessel was approximately $14 million as of September 30, 2006. We also carry customary liability insurance covering certain other damages and losses. If the damage to the vessel or other loss exceeds the $1 million deductible, we believe that we have the right to make a claim against our insurers. For the nine months ended September 30, 2006, the Tigershark contributed less than 2% of our total revenue, operating income and net income.

If the vessel is not declared to be a constructive total loss and the full survey of the vessel confirms the results of the initial visual survey, we anticipate that the vessel will return to service in 2007.

Forward-Looking Information

Certain of the statements contained in this Current Report on Form 8-K are forward-looking statements, including the extent of damage to the Tigershark, whether it can be repaired or will be declared a constructive total loss, the availability of insurance proceeds to cover the costs of damage to the vessel and the expected time to repair the vessel. We have based these statements on our assumptions and analyses in light of our experience and perception of current conditions, expected future developments and other factors we believe are appropriate in the circumstances. Forward-looking statements by their nature involve substantial risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such statements. Among the factors that could cause actual future results to differ materially are the risks and uncertainties described in our periodic reports filed with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES OFFSHORE, INC.

Date: November 16, 2006	By:	/s/ James W. Noe
James W. Noe
Vice President, General Counsel and Secretary